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                                                                    EXHIBIT 23.2

                               CONSENT OF COUNSEL

    We hereby consent to all references to our Firm included in or made a part of this Registration Statement, including the Prospectus constituting a part thereof, and all amendments thereof.

                                          BEST BEST & KRIEGER LLP

Riverside, California
February 19, 1998